Exhibit 99

Resideo Announces Second Quarter 2023 Financial Results

SCOTTSDALE, Ariz., August 3, 2023 – Resideo Technologies, Inc. (NYSE: REZI), a leading global manufacturer and developer of technology-driven products and components that provide critical home comfort, energy management, and safety and security solutions and a leading wholesale distributor of low-voltage security, life safety, audio visual, data com, and other product categories, today announced financial results for the second quarter ended July 1, 2023.
Financial Highlights
•Net revenue of $1.60 billion compared to $1.69 billion in the second quarter 2022
•Income from operations of $153 million, or 9.6% of revenue, compared to $186 million, or 11.0% of revenue in the second quarter 2022
•Cash provided by operating activities of $121 million, up from $35 million in the second quarter 2022
•$150 million share repurchase program approved by Board of Directors
Management Remarks
“We delivered strong operating cash flow in the second quarter and we continue to make progress transforming our operations and cost structure with a focus on long-term value creation,” commented Jay Geldmacher, Resideo’s President and CEO. “We are seeing momentum on new products and innovation and believe these efforts are critical for positioning Products & Solutions for improved growth and margin expansion as market conditions improve.”
“The current demand environment remains challenging as continued rightsizing of channel inventory and slower housing turnover are having impacts across the business. We delivered sequential revenue growth at both Products & Solutions and ADI in the second quarter but expect market conditions to limit our sales expansion opportunities in the back half of 2023. We are continuing to reduce our cost structure and we have further actions identified for the second half of 2023 that combined with our Q4 2022 program are expected to generate at least $115 million of annualized savings once fully implemented.”

Products and Solutions Second Quarter 2023 Highlights
•Net revenue of $677 million, down 11% compared to the second quarter 2022
•Gross margin of 38.3%, up 100 basis points compared to the second quarter 2022
•Operating profit of $128 million, down 17% compared to the second quarter 2022
•Successful launch of First Alert video doorbell and on track for further expansion of video offering
Products and Solutions delivered net revenue of $677 million in the second quarter 2023, down 11% compared to a record second quarter 2022. Volume declines in the quarter were partially offset by price realization. Volumes were down year-over-year in all four product categories with the largest headwinds in Air and Energy products. Inventory remains extended in our HVAC distribution channel and slower new equipment sales, unfavorable weather, and reduced retail activity have negatively impacted our volumes and mix. First Alert smoke and CO detector product sales were up sequentially and year-over-year driven by continued expansion in the home builder channel.
Gross margin for the quarter was 38.3%, compared to 37.3% in the second quarter 2022. Gross margin expansions reflects improving material costs and reduced freight, partially offset by lower volumes and unfavorable mix. Operating profit for the quarter was $128 million or 18.9% of revenue, down from 20.2% in second quarter 2022. Selling, general and administrative and research and development expenses were up $1 million compared to second quarter 2022 as cost savings were offset by inflation and targeted investment.
ADI Global Distribution Second Quarter 2023 Highlights
•Net revenue of $925 million up 0.3% compared to the second quarter 2022
•Gross margin of 19.2%, down 80 basis points compared to the second quarter 2022
•Operating profit of $79 million, down 8% compared to the second quarter 2022
•Continued expansion of e-commerce sales and digital initiatives
ADI second quarter 2023 net revenue of $925 million was up $3 million compared to the second quarter 2022. Sales growth in North America was largely offset by declines in the EMEA region. ADI saw strength in the access control category but continued to experience slower demand within residential focused intrusion and audio visual categories. ADI’s e-commerce channel grew 9% in the second quarter 2023 compared to the prior year period, representing 19% of total ADI net revenue. Overall touchless revenue was 38% of ADI’s total revenue in the quarter.
Gross margin of 19.2% in the second quarter 2023 was down 80 basis points compared to second quarter 2022. The reduction was driven by reduced inflationary pricing benefits that drove higher margin in the comparable period. ADI gross margin has been relatively stable the past three quarters. Selling, general and administrative expenses were $93 million in second quarter 2023, down 3% compared to 2022, reflecting increased focus on cost management as revenue growth has slowed. Investment is continuing to support digital initiatives and system enhancements. Operating profit of $79 million for second quarter 2023 was down 8% from $86 million in second quarter 2022 and included a $2 million restructuring charge.
Second Quarter 2023 Financial Performance
Consolidated net revenue was $1.60 billion in second quarter 2023 compared with the prior year second quarter revenue of $1.69 billion. Gross profit margin for second quarter 2023 was 27.2%, down 50 basis points compared to 27.7% in the prior year second quarter. Resideo’s operating profit of $153 million in second quarter 2023 compared to the prior year quarter’s operating profit of $186 million was down 18%. Total Corporate costs were $54 million, flat with the prior year quarter. Provision for income tax was $44 million, up $7 million compared to the prior year second quarter. Net income for second quarter 2023 was $50 million, or $0.34 per diluted common share, compared with $94 million, or $0.63 per diluted common share, in the second quarter 2022.
Cash Flow and Liquidity
Net cash provided by operating activities of $121 million in second quarter 2023 compared to cash provided by operating activities of $35 million in the second quarter 2022. The improved cash from operating activities was driven by working capital improvements compared to the prior year period. At July 1, 2023, Resideo had cash and cash equivalents of $381 million and total outstanding debt of $1.41 billion.

Share Repurchase Program Authorization
Today Resideo announced that the Board of Directors has approved a stock repurchase program, pursuant to which Resideo is authorized to purchase up to $150 million of its common stock over an unlimited time period. Both management and the Board see substantial opportunity for value creation at Resideo through continued operational transformation and the ability to deliver strong and consistent cash generation, and believe a share repurchase is an important part of a balanced capital allocation plan that also includes organic and inorganic investment in the business.
Outlook
The following table summarizes the Company’s current third quarter 2023 and full year 2023 outlook.

($ in millions, except per share data)	Q3 2023	2023
Net revenue	$1,515 - $1,565	$6,190 - $6,290
Gross profit margin	26.1% - 27.1%	26.2% - 27.2%
Income from operations	$105 - $125	$530 - $570
GAAP Earnings per share	$0.14 - $0.24	$1.15 - $1.35
Non-GAAP Earnings per share	$0.27 - $0.37	$1.29 - $1.49
Non-GAAP Adjusted EBITDA	$124 - $144	$538 - $578
Conference Call and Webcast Details
Resideo will hold a conference call with investors on August 3, 2023, at 5:00 p.m. ET. An audio webcast of the call will be accessible at https://investor.resideo.com, where related materials will be posted before the call. A replay of the webcast will be available following the presentation. To join the conference call, please dial 888-660-6357 (U.S. toll-free) or 1-929-201-6127 (international), with the conference title “Resideo Second Quarter 2023 Earnings” or the conference ID: 7301399.
About Resideo
Resideo is a leading global manufacturer and developer of technology-driven products and components that provide critical comfort, energy management, and safety and security solutions to over 150 million homes globally. Through our ADI Global Distribution business, we are also a leading wholesale distributor of low-voltage security and life safety products for commercial and residential markets and serve a variety of adjacent product categories including audio visual, data com, wire and cable, and smart home solutions. For more information about Resideo, please visit www.resideo.com.

Contacts:

Investors:	Media:
Jason Willey	Garrett Terry
Vice President, Investor Relations	Lead Communications Specialist
investorrelations@resideo.com	garrett.terry@resideo.com

Forward-Looking Statements
This release contains “forward-looking statements.” All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks and uncertainties, which may cause the actual results or performance of the Company to differ materially from such forward-looking statements. Such risks and uncertainties include, but are not limited to, (1) our ability to achieve our outlook regarding the third quarter 2023 and full year 2023, (2) our ability to recognize the expected savings from, and the timing and impact of, our existing and anticipated cost reduction actions, (3) the disruption to our business and global economy caused by the lingering effects of COVID-19, (4) the amount of our obligations and nature of our contractual restrictions pursuant to, and disputes that have or may hereafter arise under the agreements we entered into with Honeywell in connection with our spin-off, (5) risks related to our recently completed acquisitions including our ability to achieve the targeted amount of annual cost synergies, successfully integrate the acquired operations (including successfully driving category growth in connected offerings), (6) the Company’s proposed share repurchase program, the projected timing, purchase price and number of shares purchased under such program, if at all, the sources of funds under the repurchase program and the impacts of the repurchase program, and (7) the other risks described under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2022 and other periodic filings we make from time to time with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results, developments, and business decisions may differ from those envisaged by our forward-looking statements. Except as required by law, we undertake no obligation to update such statements to reflect events or circumstances arising after the date of this press release and we caution investors not to place undue reliance on any such forward looking statements.

Use of Non-GAAP Measures
This press release and accompanying earnings material includes certain “non-GAAP financial measures” as defined under the Securities Exchange Act of 1934 and in accordance with Regulation G. Management believes the use of such non-GAAP financial measures assists investors in understanding the ongoing operating performance of the Company by presenting the financial results between periods on a more comparable basis. Such non-GAAP financial measures should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.

The Company discloses a tabular comparison of Non-GAAP Adjusted Net Income per diluted common share and Non-GAAP Adjusted Net Income applicable to common shares, which are non-GAAP measures, because they are instrumental in comparing the results from period to period. Non-GAAP Adjusted Net Income per diluted common share and Non-GAAP Adjusted Net Income applicable to common shares should not be considered in isolation or as a substitute for Net Income per diluted common share and Net Income applicable to common shares as reported on the face of our consolidated statements of operations. We define Non-GAAP Adjusted Net Income per diluted common share and Non-GAAP Adjusted Net Income applicable to common shares adjusted for the following items: pension settlement loss, restructuring and impairment expenses; acquisition related costs; and Tax Matters Agreement gain. We have included reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and provided in accordance with U.S. GAAP at the end of this release.

We define Non-GAAP Adjusted EBITDA as net income, adjusted for the following items: provision for income taxes; depreciation and amortization; interest expense, net; stock-based compensation expense, pension settlement loss, restructuring and impairment expenses; acquisition related costs; and Tax Matters Agreement gain. We have included reconciliations of the non-GAAP financial measures to the most directly comparable financial measures calculated and provided in accordance with U.S. GAAP at the end of this release.

Table 1: SUMMARY OF FINANCIAL RESULTS (UNAUDITED)

	Q2 2023				YTD 2023
(in millions)	Products and Solutions	ADI Global Distribution	Corporate	Total Company	Products and Solutions	ADI Global Distribution	Corporate	Total Company
Net revenue	$677	$925	$—	$1,602	$1,335	$1,816	$—	$3,151
Cost of goods sold	418	747	1	1,166	826	1,467	2	2,295
Gross profit (loss)	259	178	(1)	436	509	349	(2)	856
Research and development expenses	28	—	1	29	55	—	1	56
Selling, general and administrative expenses	98	93	51	242	196	190	100	486
Intangible asset amortization	5	4	1	10	11	6	2	19
Restructuring and impairment expenses	—	2	—	2	2	2	—	4
Income (loss) from operations	$128	$79	$(54)	$153	$245	$151	$(105)	$291

	Q2 2022				YTD 2022
(in millions)	Products and Solutions	ADI Global Distribution	Corporate	Total Company	Products and Solutions	ADI Global Distribution	Corporate	Total Company
Net revenue	$764	$922	$—	$1,686	$1,383	$1,809	$—	$3,192
Cost of goods sold	479	738	2	1,219	829	1,455	3	2,287
Gross profit (loss)	285	184	(2)	467	554	354	(3)	905
Research and development expenses	27	—	1	28	51	—	1	52
Selling, general and administrative expenses	98	96	50	244	186	185	108	479
Intangible asset amortization	6	2	1	9	10	3	3	16
Restructuring and impairment expenses	—	—	—	—	—	—	—	—
Income (loss) from operations	$154	$86	$(54)	$186	$307	$166	$(115)	$358

	Q2 2023 % change compared with prior period				YTD 2023 % change compared with prior period
	Products and Solutions	ADI Global Distribution	Corporate	Total Company	Products and Solutions	ADI Global Distribution	Corporate	Total Company
Net revenue	(11)%	—%	N/A	(5)%	(3)%	—%	N/A	(1)%
Cost of goods sold	(13)%	1%	(50)%	(4)%	—%	1%	(33)%	—%
Gross profit (loss)	(9)%	(3)%	(50)%	(7)%	(8)%	(1)%	(33)%	(5)%
Research and development expenses	4%	N/A	—%	4%	8%	N/A	—%	8%
Selling, general and administrative expenses	—%	(3)%	2%	(1)%	5%	3%	(7)%	1%
Intangible asset amortization	(17)%	100%	—%	11%	10%	100%	(33)%	19%
Restructuring and impairment expenses	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Income (loss) from operations	(17)%	(8)%	—%	(18)%	(20)%	(9)%	(9)%	(19)%

Table 2: CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Six Months Ended
(in millions, except per share data)	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Net revenue	$1,602	$1,686	$3,151	$3,192
Cost of goods sold	1,166	1,219	2,295	2,287
Gross profit	436	467	856	905
Research and development expenses	29	28	56	52
Selling, general and administrative expenses	242	244	486	479
Intangible asset amortization	10	9	19	16
Restructuring and impairment expenses	2	—	4	—
Income from operations	153	186	291	358
Reimbursement Agreement expense (1)	44	45	85	86
Other income, net	(2)	$(3)	(3)	(4)
Interest expense, net	17	13	34	24
Income before taxes	94	131	175	252
Provision for income taxes	44	37	68	71
Net income	$50	$94	$107	$181

Earnings per share:
Basic	$0.34	$0.65	$0.73	$1.25
Diluted	$0.34	$0.63	$0.72	$1.22

Weighted average number of shares outstanding:
Basic	147	145	147	145
Diluted	149	149	149	149
(1) Represents the expense incurred pursuant to the Reimbursement Agreement, which has an annual cash payment cap of $140 million. The following table summarizes information concerning the Reimbursement Agreement:

	Three Months Ended		Six Months Ended
(in millions)	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Accrual for Reimbursement Agreement liabilities deemed probable and reasonably estimable	$44	$45	$85	$86
Cash payments made to Honeywell	(35)	(35)	(70)	(70)
Accrual increase, non-cash component in period	$9	$10	$15	$16
Refer to Note 16. Commitments and Contingencies in our Form 10Q for the period ended July 1, 2023 for further discussion.

Table 3: CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions, except par value)	July 1, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$381	$326
Accounts receivable, net	1,043	1,002
Inventories, net	1,001	975
Other current assets	197	199
Total current assets	2,622	2,502

Property, plant and equipment, net	388	366
Goodwill	2,737	2,724
Intangible assets, net	467	475
Other assets	322	320
Total assets	$6,536	$6,387

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$948	$894
Current portion of long-term debt	12	12
Accrued liabilities	564	640
Total current liabilities	1,524	1,546

Long-term debt	1,400	1,404
Obligations payable under Indemnification Agreements	591	580
Other liabilities	344	328
Total liabilities	3,859	3,858

Stockholders’ equity
Common stock, $0.001 par value: 700 shares authorized, 151 and 148 shares issued and outstanding at July 1, 2023, and 148 and 146 shares issued and outstanding at December 31, 2022, respectively	—	—
Additional paid-in capital	2,204	2,176
Retained earnings	707	600
Accumulated other comprehensive loss, net	(184)	(212)
Treasury stock at cost	(50)	(35)
Total stockholders’ equity	2,677	2,529
Total liabilities and stockholders’ equity	$6,536	$6,387

Table 4: CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended		Six Months Ended
(in millions)	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Cash Flows From Operating Activities:
Net income	$50	$94	$107	$181
Adjustments to reconcile net income to net cash in operating activities:
Depreciation and amortization	25	25	49	45
Restructuring and impairment expenses	2	—	4	—
Stock-based compensation expense	13	11	25	22
Other, net	2	(7)	2	(5)
Changes in assets and liabilities, net of acquired companies:
Accounts receivable, net	(58)	(84)	(35)	(145)
Inventories, net	12	(61)	(15)	(127)
Other current assets	11	(9)	3	(21)
Accounts payable	56	37	44	54
Accrued liabilities	(8)	19	(94)	(47)
Other, net	16	10	27	19
Net cash provided by (used in) operating activities	121	35	117	(24)
Cash Flows From Investing Activities:
Capital expenditures	(29)	(5)	(49)	(24)
Acquisitions, net of cash acquired	—	—	(6)	(633)
Other investing activities, net	—	—	—	(13)
Net cash used in investing activities	(29)	(5)	(55)	(670)
Cash Flows From Financing Activities:
Proceeds from issuance of A&R Term B Facility	—	—	—	200
Repayments of long-term debt	(3)	(3)	(6)	(6)
Other financing activities, net	(6)	(3)	(12)	(11)
Net cash (used in) provided by financing activities	(9)	(6)	(18)	183
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	4	(13)	10	(13)
Net increase (decrease) in cash, cash equivalents and restricted cash	87	11	54	(524)
Cash, cash equivalents and restricted cash at beginning of period	296	244	329	779
Cash, cash equivalents and restricted cash at end of period	$383	$255	$383	$255

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME PER DILUTED COMMON SHARE AND
NET INCOME COMPARISON
(Unaudited)

RESIDEO TECHNOLOGIES, INC.

	Three Months Ended		Six Months Ended
(in millions)	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
GAAP Net income applicable to common shares	$50	$94	$107	$181
Restructuring and impairment expenses	2	—	4	—
Acquisition related costs	—	—	—	10
Pension settlement loss	—	—	3	—
Tax Matters Agreement gain	(2)	—	(4)	—
Tax effect of applicable non-GAAP adjustments (1)	—	—	(1)	(2)
Non-GAAP Adjusted net income applicable to common shares	$50	$94	$109	$189

	Three Months Ended		Six Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
GAAP Net income per diluted common share	$0.34	$0.63	$0.72	$1.22
Restructuring and impairment expenses	0.01	—	0.03	—
Acquisition related costs	—	—	—	0.07
Pension settlement loss	—	—	0.02	—
Tax Matters Agreement gain	(0.01)	—	(0.03)	—
Tax effect of applicable non-GAAP adjustments (1)	—	—	(0.01)	(0.02)
Non-GAAP Adjusted net income per diluted common share	$0.34	$0.63	$0.73	$1.27

(1)The Company calculated the tax effect of non-GAAP adjustments by applying a flat statutory tax rate of 25% for the three and six months ended July 1, 2023 and July 2, 2022.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(Unaudited)

RESIDEO TECHNOLOGIES, INC.

	Three Months Ended		Six Months Ended
(in millions)	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Net revenue	$1,602	$1,686	$3,151	$3,192

GAAP Net income applicable to common shares	$50	$94	$107	$181
Provision for income taxes	44	37	68	71
GAAP Income before taxes	94	131	175	252
Depreciation and amortization	25	25	49	45
Interest expense, net	17	13	34	24
Stock-based compensation expense	13	11	25	22
Pension settlement loss	—	—	3	—
Restructuring and impairment expenses	2	—	4	—
Acquisition related costs	—	—	—	10
Tax Matters Agreement gain	(2)	—	(4)	—
Non-GAAP Adjusted EBITDA	$149	$180	$286	$353
Non-GAAP Adjusted EBITDA as a % of net revenue	9.3%	10.7%	9.1%	11.1%

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(Unaudited)

PRODUCTS AND SOLUTIONS SEGMENT

	Three Months Ended		Six Months Ended
(in millions)	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Net revenue	$677	$764	$1,335	$1,383

GAAP Income from operations	$128	$154	$245	$307
Stock-based compensation expense	5	4	9	8
Restructuring and impairment expenses	—	—	2	—
Non-GAAP Adjusted Income from Operations	$133	$158	$256	$315

Depreciation and amortization	18	18	35	33
Non-GAAP Adjusted EBITDA	$151	$176	$291	$348
Non-GAAP Adjusted EBITDA as a % of net revenue	22.3%	23.0%	21.8%	25.2%

ADI GLOBAL DISTRIBUTION SEGMENT

	Three Months Ended		Six Months Ended
(in millions)	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Net revenue	$925	$922	$1,816	$1,809

GAAP Income from operations	$79	$86	$151	$166
Stock-based compensation expense	1	2	3	4
Restructuring and impairment expenses	2	—	2	—
Non-GAAP Adjusted Income from Operations	$82	$88	$156	$170

Depreciation and amortization	5	3	9	6
Non-GAAP Adjusted EBITDA	$87	$91	$165	$176
Non-GAAP Adjusted EBITDA as a % of net revenue	9.4%	9.9%	9.1%	9.7%

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME PER DILUTED COMMON SHARE
(Unaudited)

RESIDEO TECHNOLOGIES, INC.

	Q3 2023		Fiscal Year 2023
	Low	High	Low	High
GAAP Net income per diluted common share	$0.14	$0.24	$1.15	$1.35
Restructuring and impairment expenses	0.17	0.17	0.19	0.19
Pension settlement loss	—	—	0.02	0.02
Tax Matters Agreement gain	—	—	(0.03)	(0.03)
Tax effect of applicable non-GAAP adjustments (1)	(0.04)	(0.04)	(0.04)	(0.04)
Non-GAAP Adjusted net income per diluted common shares	$0.27	$0.37	$1.29	$1.49

(1)The Company calculated the tax effect of non-GAAP adjustments by applying a flat statutory tax rate of 25% for third quarter 2023 and full year 2023.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(Unaudited)

RESIDEO TECHNOLOGIES, INC.

	Q3 2023		Fiscal Year 2023
(in millions)	Low	High	Low	High
Net revenue	$1,515	$1,565	$6,190	$6,290

GAAP Net income applicable to common shares	$21	$36	$172	$201
Provision for income taxes	22	27	117	128
GAAP Income before taxes	43	63	289	329
Depreciation and amortization	25	25	100	100
Interest expense, net	18	18	71	71
Stock-based compensation expense	13	13	50	50
Pension settlement loss	—	—	3	3
Restructuring and impairment expenses	25	25	29	29
Tax Matters Agreement gain	—	—	(4)	(4)
Non-GAAP Adjusted EBITDA	$124	$144	$538	$578
Non-GAAP Adjusted EBITDA as a % of net revenue	8.2%	9.2%	8.7%	9.2%